Exhibit 99.1

Rimini Street Announces Fiscal Third Quarter 2017 Financial Results

Quarterly net revenue of $53.6 million, up 32% year over year

Third quarter gross profit of 62.5%, up from 57.7% vs. the same period last year
Completed merger with GP Investments Acquisition Corp.

Began trading on Nasdaq under ticker “RMNI”

LAS VEGAS, November 9, 2017 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of support services for enterprise software products, and the leading third-party support provider for Oracle and SAP software products, today announced results for its fiscal third quarter ended September 30, 2017.

“The third quarter was another record quarter for revenue and the 47th consecutive quarter of revenue growth for Rimini Street,” stated Seth A. Ravin, Rimini Street CEO. “We continued to see growing demand for our enterprise software support products and services and had strong deal flow, including many significant global wins with name-brand clients, across diverse industries. We also closed more than six thousand support cases across 48 countries for our clients, and achieved our aggressive client satisfaction goals. In summary, we believe the third quarter was a solid, all-around execution.”

“Rimini Street achieved significant growth, financial and operating milestones in the third quarter,” stated Tom Sabol, Rimini Street CFO. “In addition to solid business execution, the combination of the $50 million equity raise from the recently completed merger with GPIAC, amendment of the Company’s financing agreement and transition to a public company structure provides Rimini Street with additional growth capital and financial flexibility to expand service offerings and capabilities in new markets and regions, strengthens our balance sheet, and provides the potential to accelerate our growth by facilitating additional sales opportunities.”

Third Quarter 2017 Financial Highlights

•	Net Revenue was $53.6 million for the quarter, an increase of 32% compared to $40.7 million for the same period last year.

•	Annualized Subscription Revenue was $214.4 million for the quarter, an increase of 32% compared to $162.9 million for the same period last year.

•	Active Clients as of September 30, 2017 were 1,459, an increase of 34% compared to 1,085 Active Clients on September 30, 2016.

•	Revenue Retention Rate was 94.5% for the trailing 12-months ended September 30, 2017.

•	Gross Profit Percentage increased to 62.5% for the quarter compared to 57.7% for the same period last year.

•	Operating Income was $7.4 million for the quarter compared to a loss of $4.5 million for the same period last year; Non-GAAP Operating Income was $8.9 million for the quarter compared to a loss of $2.8 million for the same period last year.

•	Net Loss for the quarter was $9.0 million compared to a net loss of $15.4 million for the same period last year; Non-GAAP Net Loss for the quarter was $3.1 million compared to a net loss of $11.6 million for the same period last year.

•	Adjusted EBITDA for the quarter was a positive $9.5 million compared to a negative $2.5 million for the same period last year.

•	As of October 10, 2017, upon the closing of the merger with GP Investments Acquisition Corp. (“GPIAC”), Rimini Street had 58.6 million Common shares outstanding.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Third Quarter 2017 Company Highlights

•	Announced the opening of the Company’s new, expanded Latin America headquarters in Sao Paulo, Brazil.

•	Launched the Company’s French subsidiary, Rimini Street SAS, opened a new office in Paris and hired the first employees in France to meet growing demand for Rimini Street’s support and services in the region.

•	Closed more than 6,000 support cases across 48 countries, and delivered a strong continued, consistent client satisfaction rating on the Company’s support delivery of 4.8 out of 5.0 (where 5.0 is rated as “excellent”).

•	Recognized by the Customer Sales and Service World Awards with three awards for delivering excellence in client service and support.

•	Achieved a zero non-conformities audit of the Company’s ISO 9001 quality system for the sixth consecutive year.

•	Presented at 10 CIO and IT and procurement leader events worldwide, including Gartner’s IT Financial, Procurement & Asset Management Summits in the U.S. and UK.

GP Investments Acquisition Corp. Transaction

On October 10, 2017, Rimini Street, Inc. completed its merger with GPIAC. The combined company, which retained the Rimini Street, Inc. name, raised gross transaction proceeds of approximately $50 million and began trading on Nasdaq under the symbol “RMNI” on October 11, 2017.

2017 Revenue Guidance

The Company is providing full year 2017 revenue guidance whereby we currently expect net revenue to be in the range of $204 million to $210 million.

Webcast and Conference Call Information

Rimini Street will host a conference call and webcast to discuss the third quarter 2017 results at 5:00 p.m. Eastern / 2:00 p.m. Pacific time on November 9, 2017. A live webcast of the event will be available on Rimini Street’s Investor Relations site http://investors.riministreet.com or https://edge.media-server.com/m6/p/pnz9u3jn. Dial in participants can access the conference call by dialing (855) 213-3942 in the U.S. and Canada and enter the code 7698688. A recording of the webcast will be available on the Investor Relations section of the Company’s website two hours after the live call ends and will remain available on the site for two months.

Company’s Use of Non-GAAP Financial Measures

This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.

Rimini Street is a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products, based on both the number of active clients supported and recognition by industry analyst firms. The company has redefined enterprise software support services since 2005 with an innovative, award-winning program that enables licensees of IBM, Microsoft, Oracle, SAP and other enterprise software vendors to save up to 90 percent on total support costs. Clients can remain on their current software release without any required upgrades for a minimum of 15 years. Over 1,450 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries currently rely on Rimini Street as their trusted, third-party support provider. To learn more, please visit http://www.riministreet.com follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our 2017 revenue guidance, industry, future events, future opportunities and growth initiatives, estimates of Rimini Street’s total addressable market, and projections of customer savings. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Rimini Street’s management team; failure to realize the anticipated benefits of the merger transaction with GPIAC, including difficulty in integrating the businesses of GPIAC and Rimini Street; uncertainty as to the long-term value of RMNI common stock; the inability to realize the expected amount and timing of cost savings and operating synergies; those discussed in Rimini Street’s Current Report on Form 8-K/A filed on November 9, 2017 and other documents Rimini Street on file with the Securities and Exchange Commission. There may be additional risks that Rimini Street presently knows or that Rimini Street currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Rimini Street's assessments as of any date subsequent to the date of this communication.

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© 2017 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

September 30, 2017 and December 31, 2016

(In thousands, except per share amounts)

ASSETS	2017	2016
Current assets:
Cash and cash equivalents	$6,862	$9,385
Restricted cash	8,727	18,852
Accounts receivable, net of allowance of $55 and $36, respectively	33,711	55,324
Prepaid expenses and other	7,650	5,748

Total current assets	56,950	89,309

Long-term assets:
Property and equipment, net	4,244	4,559
Deferred debt issuance costs, net	3,313	3,950
Deferred offering costs	3,957	-
Deposits and other	972	965
Deferred income taxes, net	640	595

Total assets	$70,076	$99,378

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$11,750	$24,750
Accounts payable	9,256	8,839
Accrued expenses	39,253	36,650
Deferred insurance settlement	13,230	-
Liability for embedded derivatives	9,800	5,400
Deferred revenue	125,882	137,293

Total current liabilities	209,171	212,932

Long-term liabilities:
Long-term debt, net of current maturities	68,406	63,314
Deferred revenue	27,082	27,538
Liability for redeemable warrants	21,336	7,269
Other long-term liabilities	4,129	1,835

Total liabilities	330,124	312,888

Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share. Authorized, issued and
outstanding 100,486 shares; aggregate liquidation preference of $20,551	19,542	19,542
Convertible Class A common stock, $0.001 par value. Authorized 500,000 shares; 529 and 340
shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	1	-
Convertible Class B common stock, $0.001 par value. Authorizied 192,000 shares; 102,926 and
101,083 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	103	101
Common stock; $0.001 par value. Authorized 500,000 shares; no shares issued and outstanding	-	-
Additional paid-in capital	21,676	19,003
Accumulated other comprehensive loss	(886)	(1,046)
Accumulated deficit	(300,484)	(251,110)
Total stockholders' deficit	(260,048)	(213,510)
Total liabilities and stockholders' deficit	$70,076	$99,378

Rimini Street, Inc. and Subsdiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30:		September 30:
	2017	2016	2017	2016

Net revenue	$53,611	$40,723	$154,729	$113,438
Cost of revenue	20,109	17,231	58,002	48,074

Gross profit	33,502	23,492	96,727	65,364

Operating expenses:
Sales and marketing	17,188	18,725	47,685	53,573
General and administrative	8,580	8,192	26,784	22,082
Write-off of deferred financing costs	-	-	-	2,000
Litigation costs and related insurance recoveries:
Professional fees and other defense costs of litigation	3,327	5,152	11,724	15,865
Insurance recoveries and reduction in deferred settlement liability	(2,962)	(4,988)	(7,113)	(6,868)
Pre-judgment interest	-	917	-	2,706

Total operating expenses	26,133	27,998	79,080	89,358

Operating income (loss)	7,369	(4,506)	17,647	(23,994)

Non-operating expenses:
Interest expense	(9,152)	(4,317)	(33,629)	(5,020)
Other debt financing expenses	(2,563)	(3,973)	(14,704)	(4,278)
Loss on embedded derivatives and redeemable warrants, net	(4,417)	(2,145)	(18,467)	(2,145)
Other, net	108	(144)	422	(665)

Loss before income taxes	(8,655)	(15,085)	(48,731)	(36,102)
Income tax expense	(385)	(306)	(643)	(895)

Net loss	$(9,040)	$(15,391)	$(49,374)	$(36,997)

Net loss per common share:
Basic and diluted	$(0.09)	$(0.15)	$(0.48)	$(0.37)

Weighted average number of common shares outstanding:
Basic and diluted	103,280	101,339	102,535	101,326

Rimini Street, Inc. and Subsdiaries

Unaudited GAAP to Non-GAAP Reconciliations

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30:		September 30:
	2017	2016	2017	2016

Operating income (loss) (GAAP)	$7,369	$(4,506)	$17,647	$(23,994)
Non-GAAP Adjustments:
Litigation costs, net of related insurance adjustments	365	1,081	4,611	11,703
Stock-based compensation expense	1,202	593	1,916	1,829
Write-off of deferred financing costs	-	-	-	2,000

Non-GAAP operating income (loss)	$8,936	$(2,832)	$24,174	$(8,462)

Net loss (GAAP)	$(9,040)	$(15,391)	$(49,374)	$(36,997)
Non-GAAP Adjustments:
Litigation costs, net of related insurance adjustments	365	1,081	4,611	11,703
Stock-based compensation expense	1,202	593	1,916	1,829
Write-off of deferred financing costs	-	-	-	2,000
Loss on embedded derivatives and redeemable warrants, net	4,417	2,145	18,467	2,145

Non-GAAP net loss	$(3,056)	$(11,572)	$(24,380)	$(19,320)

EBITDA and Adjusted EBITDA:
Net loss (GAAP)	$(9,040)	$(15,391)	$(49,374)	$(36,997)
Interest expense	9,152	4,317	33,629	5,020
Income tax expense	385	306	643	895
Depreciation and amortization expense	505	444	1,477	1,296

EBITDA (Non-GAAP)	1,002	(10,324)	(13,625)	(29,786)
Litigation costs, net of related insurance adjustments	365	1,081	4,611	11,703
Write-off of deferred financing costs	-	-	-	2,000
Other debt financing expenses	2,563	3,973	14,704	4,278
Loss on embedded derivatives and redeemable warrants, net	4,417	2,145	18,467	2,145
Stock-based compensation expense	1,202	593	1,916	1,829

Adjusted EBITDA (Non-GAAP)	$9,549	$(2,532)	$26,073	$(7,831)

About Non-GAAP Financial Measures and Certain Key Metrics

To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Subscription Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net loss, EBITDA, and adjusted EBITDA. Rimini Street has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

An Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Subscription Revenue is the amount of subscription revenue recognized during a quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Subscription Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income (Loss) is operating income (loss) less stock-based compensation expense, litigation costs, net of related insurance recoveries and adjustments, and write-off of deferred financing costs.

Non-GAAP Net Loss is net loss less stock-based compensation expense, litigation costs, net of related insurance recoveries and adjustments, write-off of deferred financing costs, and loss on embedded derivatives and redeemable warrants.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Stock-Based Compensation Expense: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Litigation Costs, Net of Related Insurance Adjustments: Litigation costs and the associated insurance recoveries and adjustments to the deferred settlement liability relate to outside costs on the litigation activities, for which we are currently appealing the 2016 judgment and for which we have asserted certain counterclaims. These costs reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operation or our core business of serving our clients.

Write-off of Deferred Financing Costs: The write-off of deferred financing costs relates to certain costs that were expensed in 2016 because we determined that the arrangements related to these costs would not result in future financings when we completed our credit facility in June 2016. As such, these write-offs are not related to how we manage our business and operational decisions on an ongoing basis.

Loss on Embedded Derivatives and Redeemable Warrants, Net: Our credit facility includes features that were determined to be embedded derivatives requiring bifurcation and accounting as separate financial instruments. We have determined to exclude the gains and losses on embedded derivatives and redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We are not able to manage these amounts as part of our business operations nor are the costs core to servicing our clients and have excluded them.

EBITDA is net loss, adjusted to exclude: interest expense, income tax expense, and depreciation and amortization.

Adjusted EBITDA is EBITDA adjusted to exclude: other debt financing expenses, stock-based compensation expense, write-off of deferred financing costs, gains and losses on embedded derivatives and redeemable warrants, and litigation costs, net of insurance recoveries.

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Investor Relations Contact

Dean Pohl

Rimini Street, Inc.

+1 203 347-4446

dpohl@riministreet.com

Media Relations Contact Michelle McGlocklin

Rimini Street, Inc.

+1 925 523-8414

mmcglocklin@riministreet.com